EXCLUSIVE LICENSE AGREEMENT
                      Between BioTime, Inc. and Horus B.V.

                                                  TABLE OF CONTENTS

1.       Definitions..........................................................1
         -----------

2.       License Grant........................................................5
         -------------

3.       License Fee..........................................................6
         -----------

4.       Royalties............................................................6
         ---------

5.       Royalty and License Fee Payments.....................................6
         --------------------------------

6.       Performance Obligations..............................................8
         -----------------------

7.       Cooperation..........................................................8
         -----------

8.       Regulatory Approval.................................................12
         -------------------

9.       Patent and Trademark Marking........................................14
         ----------------------------

10.      Right of First Refusal - New Products...............................15
         -------------------------------------

11.      Infringement and Indemnification....................................16
         --------------------------------

12.       Confidentiality....................................................20
          ---------------

13.      Term and Termination................................................20
         --------------------

14.      Representations and Warranties of Licensor..........................22
         ------------------------------------------

15.      Representations and Warranties of Horus.............................23
         ---------------------------------------

16.      Publicity...........................................................23
         ---------

17.      Notices.............................................................24
         -------

18.      Dispute Resolution..................................................24
         ------------------

19.      Applicable Law......................................................24
         --------------

20.      Assignment..........................................................25
         ----------

21.      Entire Agreement....................................................25
         ----------------

22.      Severability........................................................25
         ------------

23.      Cumulative Rights and Remedies .....................................25
         ------------------------------

24.      Waiver - Modification of Agreement..................................25
         ----------------------------------

25.      Performance by Horus' Affiliates....................................26
         --------------------------------

Exhibit A
---------

Product Formulations.........................................................27

Exhibit B
---------

Patent Rights................................................................28

Exhibit C
---------

Table of Countries for Determining Certain Horus Performance Obligations.....30

Exhibit D
---------

Royalties and License Fees...................................................31

Exhibit E
---------

Dispute Resolution...........................................................33

Exhibit F
---------

New Product Formulations.....................................................34

                           EXCLUSIVE LICENSE AGREEMENT


         This Agreement is made this 13th day of February, 2001 by and between BioTime, Inc., a California corporation having its principal place of business at 935 Pardee Street, Berkeley, California, 94710 ("Licensor"), and Horus B.V., a Dutch company having its principal place of business at Boseind 15, 5281 RM, Boxtel, the Netherlands ("Horus").

                                    Premises
                                    --------

         This Agreement defines the terms by which Horus and Licensor agree to commercialize certain intravenous solutions that have been developed by
Licensor. The process by which Horus and Licensor may commercialize other products currently under development by Licensor or which Licensor may develop in the future having utility in the areas of plasma volume expansion, organ preservation, blood replacement, and low temperature surgery, is also defined.

1.       Definitions
         -----------

         Where used in this Agreement the following terms shall have the meanings ascribed below:

         (a) "Affiliate" of a party means any entity in control of, controlled by or under common control with such party; provided, that for the purposes of this definition "control" shall mean direct or indirect ownership of not less than fifty percent (50%) of an entity's assets, revenue, income, or voting securities.

         (b) "Confidential Information" means any information including, but not limited to: ideas, proposals, plans, know-how, reports, drawings, designs, data, discoveries, inventions, improvements, suggestions, specifications, products, samples, components and materials relating to the Product, any Improved Product, or any New Product; all information relating to the manufacture, formulation, analysis, stability, pharmacology, toxicology, pathology, clinical data, results of clinical efficacy studies, clinical effects and indications for use of the Product, any Improved Product, or any New Product; all business and marketing plans, financial statements and other financial information; and the names of customers, the terms of contracts with customers, the names of employees and independent contractors who provide services to or for a party, and the terms of their compensation, which a party discloses to the other party in writing (or, if orally communicated, is confirmed in writing as constituting "Confidential Information" within thirty days thereafter) except any portion thereof which:

                  (i) is known to the receiving party (otherwise than through disclosure under an agreement to maintain the confidentiality of such information) at the time of disclosure and documented by the receiving party's written records made prior to the date of this Agreement;

                  (ii) is disclosed to the receiving party by a Third Person who has a right to make such disclosure;

                  (iii) becomes published (including by disclosure in public patent applications or issued patents) or otherwise part of the public domain as a result of acts by a Third Person through no fault of the receiving party or an Affiliate or sublicensee of the receiving party; or

                  (iv) is independently developed by the receiving party without the use of Confidential Information.

         (c) "Cost of Goods Sold" will be obtained by multiplying the number of units of the Product sold (including additional units delivered to customers at no additional charge upon their purchase of a specified amount of the Product) by the standard cost price per Product unit. If the Product is produced by Horus or any of its Affiliates, the standard cost price will include the direct material costs, direct labor costs, overhead allocation, and quality control according to Organon Teknika standards applicable to the manufacture of its products generally. If the Product is not manufactured by Horus or any of its Affiliates, the standard cost price will equal the average purchase price (averaged on an annual basis) together with storage costs, transport costs from the manufacturer to a Territory-wide warehouse or distribution center (if any), import duties and other taxes, costs for assembly and costs for quality control, but excluding VAT and similar excise taxes, shipping, insurance and delivery charges incurred in connection with the sale of the Product by Horus, its Affiliates, and sublicensees to the extent such costs are excluded from Net Sales, costs incurred in transporting or delivering the Product to Horus, its Affiliates, or sublicensees in particular countries or groups of countries within the Territory.

         (d) "Effective Date" means the date on which Horus pays the Initial License Fee Payment.

         (e) "Exclusive License" means a license whereby Horus's license rights shall be sole and exclusive and shall operate to exclude all others, including Licensor.

         (f) "Force Majeure" means war, insurrection, natural disaster, shortage of raw materials, strike or labor stoppage, damage or destruction of manufacturing facilities, or loss or suspension of regulatory approval to manufacture or market the Product.

         (g) "Gross Sales Price" means the invoiced price charged by Horus, its Affiliates or sublicensees to Third Party customers for the sale of the Product, net of any discounts actually allowed for payment within a specified number of days.

         (h) "HetaCoolTM" means the solution described as HetaCool on Exhibit F.

         (i) "High Molecular Weight Hetastarch" means a hydroxyethyl starch, an artificial colloid derived from a waxy starch composed almost entirely of amylopectin, with hydroxyethyl ether groups introduced into the glucose units of the starch. The resultant material is hydrolyzed to yield a product suitable for the intended use. Molar substitution of hydroxyethyl ether groups is 0.7, meaning that there are 7 hydroxyethyl groups for every 10 glucose units. The average molecular weight of the resultant material is greater than 400,000 and excludes Pentastarch or other medium or low molecular weight hetastarches.

         (j) "Improved Product" means any and all new developments or versions of the Product made by Licensor, including, but not limited to, new therapeutic indications for use, and developments intended to enhance the safety and efficacy of the Product; provided that the only oncotic agent is a High Molecular Weight Hetastarch, and the Improved Product is indicated for
Normothermic Use as a plasma volume expander or as a blood replacement, excluding Total Body Washout.

         (k) "Initial License Fee Payment" means the payment of $4,000,000 by Horus to Licensor as provided in Article 3.

         (l) "Licensed Patents" means: (i) the patents and patent applications listed in Exhibit B hereto; (ii) any patent or patent application hereafter filed or acquired by Licensor, and any patent or patent application under which Licensor becomes licensed with the right to sublicense Horus, during the term and within the scope of this Agreement, regarding the manufacture, use or sale of the Product, including methods of use and screening or processes that use the Product; (iii) all patents arising from applications identified in (i) or (ii) and any amendments, divisions, continuations and continuations-in-part defined in (i) or (ii); (iv) any extension (including supplemental patent certificates), renewal or reissue of a patent identified in (i), (ii) or (iii); and (v) any continuation or divisional of any licensed patent application and any reissue or reexamination of any patent identified in (i) through (iv); but only to the extent that the patents identified in (i) through (v) pertain to the manufacture, use or sale of the Product in the Territory.

         (m) "Licensed Proprietary Technology" means that technology and know-how developed by Licensor for the use of the Product or any Improved Product, including, but not limited to: (i) methods and protocols for the use of the Product or any Improved Product; (ii) the formulation of the Product or any Improved Product; and (iii) data developed by or for Licensor related to pharmacology, toxicology, and pathology of the Product or any Improved Product; and (iv) clinical data, results of clinical efficacy studies, clinical effects and indications for use of the Product or any Improved Product.

         (n) "Licensed Trademarks" means Hextend,(R) and any other trademark developed or acquired by Licensor for use in connection with the sale of the Product in the Territory.

         (o) "Net Sales" means the aggregate Gross Sales Prices of the Product (including any and all Improved Products) billed to Third Parties by Horus or its Affiliates or sublicensees in the applicable periods less allowances and adjustments separately and actually credited or payable to customers for spoiled, damaged, outdated and returned quantities of the Product, whether during the specific royalty period or not, and less VAT and similar excise taxes, shipping, insurance and delivery charges if invoiced as costs separate and in addition to the price of the Product.

         (p) "New Product" means (i) HetaCool,TM (ii) PentaLyte, or (iii) any other aqueous based solution (other than the Product or an Improved Product) that Licensor develops for use as a plasma volume expander or as an organ preservation or organ harvesting product.

         (q) "Normothermic Use" means use (excluding Total Body Washout) of the Product in surgical or therapeutic procedures in which the patient's body temperature is 12 degrees Centigrade or higher.

         (r) "PentaLyte(R)" means the solution described as PentaLyte on Exhibit F.

         (s) "Pentastarch" means a hydroxyethyl starch, an artificial colloid derived from a waxy starch composed almost entirely of amylopectin, with hydroxyethyl ether groups introduced into the glucose units of the starch. The resultant material is hydrolyzed to yield a product suitable for the intended use. Molar substitution of hydroxyethyl ether groups is between approximately
0.4 to 0.6, meaning that there are approximately 4 to 6 hydroxyethyl groups for every 10 glucose units. The average molecular weight of the resultant material between 150,000 to 350,000, and excludes High Molecular Weight Hetastarch.

         (t) "Product" means the pharmaceutical product for human or veterinary use generally described in Exhibit A and identified by Licensor as Hextend, and any and all Improved Products, which comprise a single oncotic agent selected from High Molecular Weight Hetastarch and have pharmacologic profiles and therapeutic indications normally considered medically equivalent to the Product described in Exhibit A by specialists in the indications allowed, and are covered by a Valid Claim, by a Licensed Trademark, or by Licensed Proprietary Technology.

         (u) "Regulatory Application" means any application required to be filed with the applicable government regulatory authority or agency of a country to test, use, market, or distribute the Product or any Improved Product or New Product for human or veterinary use, and any amendment to any of the foregoing.

         (v) "Regulatory Approval" means the approval of a Regulatory Application by the applicable government regulatory authority of a country granting approval, permission or authority to lawfully test, use, market, or distribute the Product or any Improved Product or New Product for human or veterinary use in such country.

         (w) "Territory" means every country other than the United States of America and its territories and possessions, Canada, and Japan; provided, that the Territory shall not include a country from and after the date on which Licensor or Horus terminate this Agreement in or with respect to such country as provided in Article 13.

         (x) "Third Person" means any natural person, corporation, partnership, limited partnership, limited liability company, trust, association or other entity other than Horus, an Affiliate, or Licensor.

         (y) "Total Body Washout" means use of a solution at body temperatures above 0 degrees Centigrade for the purpose of totally removing a patient's blood, where hematocrit drops to 5% or below.

         (z) "Valid Claim" means any claim of an issued and unexpired Licensed Patent (regardless of when issued) which (i) has not been held unenforceable, unpatentable, or invalid in the applicable country by a decision of a court or governmental agency of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, and (ii) Licensor has not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

2.       License Grant
         -------------

         (a) Licensor hereby grants to Horus, commencing on the Effective Date, an Exclusive License to use Licensed Proprietary Technology and (to the extent patents or trademark registrations are issued in the countries of the Territory) Licensed Patents and Licensed Trademarks to manufacture, have manufactured, use, have used, sell, have sold, offer to sell, and import the Product (including any and all Improved Products) in the Territory for Normothermic Use only and for purposes other than Total Body Washout. Horus will accept such grant on the Effective Date as valuable consideration.

         (b) Horus shall have the right to grant sublicenses to (i) its Affiliates and (ii) Third Persons. If Horus sublicenses any of its rights under this Agreement, Horus shall provide Licensor with a copy (with complete and correct English translation) of the sublicense agreement. Horus shall also provide Licensor with such other information as Licensor may reasonably request concerning the sublicensee, to the extent that Horus can obtain the information without unreasonable effort or expense. No sublicense shall grant to a sublicensee any right to further sublicense any rights or to assign such sublicense or any rights under such sublicense.

         (c) Horus agrees not to use or grant permission to any of its Affiliates or sublicensees to use any Licensed Patents, Licensed Trademarks, and Licensed Proprietary Technology for any use other than the manufacture and sale of the Product (including any Improved Product) in the Territory. Horus will not sell, have sold, import, have imported, or grant permission to any of its Affiliates or sublicensees to sell, have sold, import, or have imported the Product or any Improved Product outside the Territory. All sublicenses granted by Horus will contain such restrictions. Horus and its Affiliates will enforce such restrictions under all sublicenses, and upon Licensor's request will terminate the sublicense of any sublicensee that violates such provision. If the Product or any Improved Product is sold (by or on behalf of Horus, any of its Affiliates or sublicensees) to a Third Person, Horus will require such Third Person to agree not to resell or permit the resale of the Product or Improved Product outside the Territory. If Horus or any of its Affiliates or sublicensees becomes informed of a violation of that agreement by the Third Person, Horus will notify Licensor of such violation, and Horus will take reasonable means (which may be requested by Licensor) to enforce the Third Person's agreement, including, without limitation, by discontinuing sales to such Third Person.

         (d) Licensor retains (i) the right under Licensed Patents, Licensed Proprietary Technology, Licensed Trademarks, and to the Product for research, development and clinical testing of New Products, technology, Improved Products, additional products not included within the scope of the Exclusive License granted to Horus under this Agreement, and additional therapeutic indications (including but not limited to Total Body Washout and uses other than Normothermic Use) of the Product and Improved Products inside and outside the Territory; and (ii) all rights to Licensed Patents, Licensed Proprietary Technology, Licensed Trademarks, and the Product for any purpose outside the Territory, including but not limited to the right to sell, assign, transfer and license to Third Persons, and the right to make, have made, use, and sell the Product, Improved Products and New Products outside the Territory.

3.       License Fee
         -----------

         As a license fee in partial consideration of the license granted to Horus under this Agreement, Horus agrees to pay Licensor the Initial License Fee Payment of Four Million United States Dollars ($4,000,000) on the Effective Date, and an additional Five Million Five Hundred Thousand United States Dollars ($5,500,000) of license fees at the times set forth on Exhibit D.

4.       Royalties
         ---------

         Horus agrees to pay to Licensor royalties as provided in Exhibit D. Horus's obligations to pay royalties shall include Net Sales by its Affiliates and sublicensees, without regard to whether such Affiliate or sublicensee has paid or is obligated to pay such royalty or any other amount to Horus.

5.       Royalty and License Fee Payments
         --------------------------------

         (a) Royalty Payment Report. Each royalty payment shall be accompanied by a statement which sets forth the following information as to each Product for the quarter then ended and for the year through the quarter then ended: the quantity of Product sold by product number; the gross sales price; the description and amount of each cost, charge, expense or other amount deducted from the gross sales price to compute Net Sales; the Net Sales in each country of the Territory; the Cost of Goods Sold in each country in the Territory; and the exchange rate used to convert foreign currency into U.S. dollars. All currency amounts shall be expressed in United States dollars.

         (b) Royalty Payments. Payments shall be made in United States dollars within sixty (60) days after the last day of March, June, September and December for royalties accruing on Net Sales during the three (3) preceding calendar months. The procedure to be used to calculate royalty payments is set forth in Exhibit D.

         (c) Exchange Rates. All payments of royalties shall be computed in United States dollars at the exchange rate prevailing in each country in the Territory at the close of the last business day of the calendar quarter for which the royalties are due. The exchange rates used for such conversion shall be those set forth in the Wall Street Journal Europe edition.

         (d) Payments - Place. Payments due Licensor under this Agreement shall be made by wire transfer to an account of Licensor at a bank located in the United States designated from time to time in writing by Licensor.

         (e) No Multiple Royalties. No multiple royalties shall be payable on the basis that the manufacture, use or sale of the Product is or becomes covered by more than one Licensed Patent. No royalties shall be payable with respect to samples of the Product distributed to prospective customers without charge.

         (f) No Royalties Payable Between Affiliates. No royalties shall be payable on Net Sales arising from sales of the Product among Horus, its Affiliates or sublicensees or between its Affiliates and sublicensees, provided that Horus, its Affiliates and sublicensees acquire the quantities of the Product in question for the purpose of resale to Third Persons. For the purpose of determining Net Sales and royalties, all sales of the Product to
Horus'Affiliates and sublicensees for purposes other than resale to Third Persons shall be valued at the greater of $20 per 500 milliliter unit or the then current sales price of the Product in the applicable country within the Territory.

         (g) Cost of Goods Sold. Within thirty (30) days after Horus determines the standard cost price for the year used in the determination of Cost of Goods Sold, Horus shall deliver to Licensor a report showing the standard cost price and reasonable detail of the actual and estimated costs and estimated number of Product units used to determine the standard cost price. All estimates used by Horus in determining the standard cost price shall be reasonable and shall accurately reflect known or determinable costs, and shall be based upon reasonable and consistent estimates of sales. All currency amounts shall be expressed in United States dollars.

         (h) Records and Audit. Horus, its Affiliates and sublicensees shall keep and maintain records of all sales made and the Cost of Goods Sold pursuant to the Exclusive License granted hereunder. Such records shall be open to inspection at any reasonable time within four (4) years after the royalty period to which such records relate by an internationally recognized independent certified public accountant selected by Licensor, approved by Horus, which approval shall not be unreasonably withheld, and retained at Licensor's expense; provided, however, that Horus shall bear the expense of an audit if the audit discloses that Horus has underpaid any royalties by an amount of 5% or more during any three month period; and provided, further, that Licensor shall not audit such records more frequently than once each calendar year. Said accountant shall have the right to examine the records kept pursuant to this Agreement and report the findings of said examination of records to Licensor as is necessary to (i) evidence that records were or were not maintained and used in accordance with this Agreement, and (ii) report any impropriety or inaccuracy in the determination or payment of any amount due to be paid under this Agreement. A copy of any report provided to Licensor by the independent certified public accountant shall be given concurrently to Horus.

6.       Performance Obligations
         -----------------------

         (a) The obligations of Horus and Licensor under this Agreement will commence on the Effective Date. Horus shall not be obligated to pay the Initial License Fee Payment, thereby fixing the Effective Date, unless and until Horus or one of its Affiliates has entered into an agreement for the manufacture of the Product and an agreement for a supply of High Molecular Weight Hetastarch. Horus agrees to proceed with diligence to negotiate such agreements. Horus retains the right, in its discretion, to pay the Initial License Fee Payment and fix the Effective Date prior to the date on which it or one of its Affiliates enters into a Product manufacturing agreement and a High Molecular Weight Hetastarch supply agreement.

         (b) Horus shall require that each of its Affiliates and sublicensees that sells, markets or distributes the Product use not less than the level of efforts and resources that Organon Teknika or any successor company uses to promote, market, distribute and sell its own products having comparable sales potential. Without limiting the generality of the first sentence of this paragraph, Horus agrees that it or its Affiliates and sublicensees will: (i) conduct marketing studies; and (ii) incur expenditures on sales, marketing and technical and medical product support commensurate with the size of the actual or potential market for the Product within each country in the Territory. Horus expects that the expenditures for sales, marketing and technical and medical product support, plus the cost of obtaining Regulatory Approvals, will be not less than $8,500,000 during the first five years of the term of this Agreement; provided, that such amount is an estimate only and Horus shall not be deemed to have materially breached this Agreement solely by virtue of it or its Affiliates and sublicensees failing to expend such amount of funds for such purposes within such time.

         (c) Horus and its Affiliates or sublicensees will commence marketing the Product in a country within one year after obtaining Regulatory Approval and price approval in that country, provided that Horus will not be obligated to market the Product in any country in which the maximum allowed price is not sufficient to permit Horus and its Affiliates to market the Product at a reasonable profit (determined by the excess of Net Sales over the Cost of Goods
Sold).

7.       Cooperation
         -----------

         (a) Subject to the other provisions of this Agreement, the parties agree that the principal objectives of the parties hereunder in entering into this Agreement are to use reasonable best efforts to maximize Net Sales and the financial return of the parties and to develop, obtain Regulatory Approval and market the Product in the Territory during the term of this Agreement. The parties acknowledge that, at the time of signing this Agreement, Licensor has superior specific knowledge with respect to technical, medical, regulatory and commercial aspects of the Product. The parties also acknowledge that coordination of marketing activities could have a positive influence on worldwide sales of Product. In order to maximize the parties' income from this Agreement, Licensor will make its specific knowledge available to Horus in this respect. The parties agree that they shall establish a formal framework within which they will discuss the development, regulatory filings, marketing and sale of the Product in the Territory, it being understood and agreed that, notwithstanding the foregoing, Horus shall be entitled to make the final decision on any regulatory, marketing or sales issue relating to the Product in the Territory.

         (b) The formal framework referred to in paragraph (a) shall be comprised of the following:

               (i) A Marketing Committee ("MC") and a Regulatory Committee ("RC"), each of which shall be comprised of a maximum of four (4) members, two (2) representatives designated by each party. Members of either committee may be represented at any meeting by a designee appointed by such member for such meeting. Each committee shall have a Chairperson designated by Horus. Each party shall be free to change its representative members on either or both committees at any time by written notice to the other party. One of each party's representatives on each committee shall be designated a "Project Leader." Each party shall delegate to its designated Project Leader the authority to act in the name and on behalf of the party to carry out any responsibilities of that party on the applicable committee, and such other responsibilities as that party may determine.

               (ii) The MC shall  review  and make  recommendations  for  Horus'
                    sales,   promotional   and   marketing   activities  in  the
                    Territory, including:

                           (A) Horus' and its Affiliates' plans and strategies for marketing of the Product in the Territory, it being understood and agreed that Horus and its Affiliates will attempt to the extent practicable to harmonize the marketing of the Product within the Territory with the marketing of the Product outside of the Territory;

                           (B)      Horus' and its Affiliates' proposed
                                    promotional and advertising materials for use in marketing the Product in the Territory;

                           (C) Horus' and its Affiliates' technical and medical product support for the sales and marketing of the Product in the Territory;

                           (D) Proposed clinical trials to be conducted by Horus and its Affiliates, and means and methods of administration of proposed clinical trials;

                           (E) Monitoring the progress of clinical trials, evaluating the work performed and results obtained;

                           (F) Assessing the therapeutic relevance of the clinical trials;

                           (G) Facilitating and ensuring all required technology transfers from Licensor to Horus;

                           (H) Clearance of scientific publications and public scientific presentations relating to clinical trials of the Product;

                           (I) Such other matters as the parties may mutually assign the MC from time to time.

              (iii) Horus and its Affiliates shall make available to each member of the MC, in a prompt manner, such information as a member may request related to the duties of the MC, to the extent such information is in Horus' or its Affiliates' possession or can be obtained by Horus and its Affiliates without commercially unreasonable costs or effort.

              (iv) The RC shall review and make recommendations for Horus' and its Affiliates' activities to obtain and maintain Regulatory Approvals in the Territory necessary to manufacture, market, distribute, sell and use the Product in the Territory at the earliest practicable date, including:

                           (A) Proposed clinical trials to be conducted by Horus and its Affiliates, and means and methods of administration of proposed clinical trials;

                           (B) Monitoring the progress of clinical trials, evaluating the work performed and results obtained;

                           (C) Assessing the therapeutic relevance of the clinical trials;

                           (D) Facilitating and ensuring all required technology transfers from Licensor to Horus;

                           (E) Facilitate the use of relevant data to prepare and file Regulatory Applications in or outside of the Territory; and

                           (F) Such other matters as the Parties may assign the RC from time to time.

              (v) Horus and its Affiliates shall make available to each member of the RC, in a prompt manner, such information as a member may request related to the duties of the RC, to the extent such information is in Horus' or its Affiliates' possession or can be obtained by Horus and its Affiliates without commercially unreasonable costs or effort.

              (vi) The MC and RC shall each meet on a semi-annual schedule. Unless otherwise agreed, each party will alternate as the host of such meetings. In addition, the parties may meet or discuss matters (A) from time to time as agreed between them, and (B) as promptly as practicable after a request for a meeting made by a Project Leader. The hosting party of committee meetings shall keep accurate minutes of its meetings, including all actions recommended or taken. Drafts of the minutes shall be delivered to all respective committee members within twenty (20) business days after the meeting. The party hosting the meeting shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited by the Project Leaders and shall be issued in final form together with any presentation materials from the meetings. The parties shall bear their respective expenses in attending committee meetings. In addition to formal committee meetings, the members of each committee shall communicate on an as needed basis, as they may determine, including telephone conference calls.

         (c) Horus and its Affiliates will provide Licensor with access to the following information and the right to copy such information at Licensor's expense, to the extent such information is in Horus' or its Affiliates' possession or can be obtained by Horus or its Affiliates without commercially unreasonable costs or effort:

                  (i)      Copies of all Regulatory Applications;

                  (ii) Copies of all notice and correspondence to and from all regulatory agencies with respect to Regulatory Applications, Regulatory Approvals, or other matters concerning the Product within the jurisdiction of the agency;

                  (iii) Information concerning all significant developments during the course of each clinical trial, including, but not limited to, (A) any deficiencies in the protocol, (B) any failure to collect, compile and submit complete and accurate data or to prepare complete and accurate reports required of such physician in the clinical trial, (C) any failure to conduct the clinical trial in compliance with the protocol, and (D) the occurrence of any adverse effects, injuries, illnesses, or reactions that result from the use or application of the Product in the course of a clinical trial;

                  (iv)     The proposed protocols for all clinical studies; and

                   (v)     All data from such clinical studies.

Licensor may use the information obtained under this paragraph for Regulatory Application, Regulatory Approval, marketing and product development purposes inside and outside the Territory, and for the exercise of Licensor's rights and the performance of Licensor's obligations under this Agreement.

8.       Regulatory Approval
         -------------------

         (a) Horus and its Affiliates will prepare, file, prosecute and seek approval of any and all Regulatory Applications necessary or required to obtain Regulatory Approval of the Product (and any Improved Product that Horus or its Affiliates plans to market) in the Territory, except as provided in paragraph
(b).

         (b) Licensor will, at Licensor's expense, commit reasonable best efforts to obtain Regulatory Approval of the Product in Sweden (EU Reference Member State), based on the file submitted by Licensor on August 31, 2000. As from the Effective Date, Horus, its Affilates, and Licensor will closely collaborate to obtain this Regulatory Approval. Any changes in the Summary of Medical Product Characteristics of the Product requested by the Swedish authorities will require the approval of Horus, which approval will not be unreasonably withheld. After the date of acceptance of Licensor's answers to the questions raised by the Medical Products Agency in their December 21, 2000 letter, but in any case not later than the date of Swedish Regulatory Approval, Licensor and Horus will take all appropriate steps necessary to replace, as soon as possible, Licensor by Horus or one of its Affiliates as the marketing authorization holder in Sweden.

         (c) Horus and its Affiliates will prepare, file, prosecute, and seek approval of any and all Regulatory Applications necessary or required to obtain Regulatory Approval of the Product for human use in the Netherlands and at least nineteen (19) other countries listed on Table 1 on Exhibit C within one year after the date that Horus or any of its Affiliates becomes marketing authorization holder under the Swedish Regulatory Approval (or the first Regulatory Approval in a European Union member nation if other than Sweden); provided, that in those countries, if any, that require a certificate of free sale (certificate of pharmaceutical product or CPP) for filing a Regulatory Application, such one year period shall be measured from the date of Regulatory Approval in the originator country (which is expected to be the Netherlands). Horus and its Affiliates will use their commercially reasonable best efforts to obtain from their supplier, for Regulatory Application and Regulatory Approval purposes, the drug master file (or right to cross reference the drug master file if filed by the supplier) for the High Molecular Weight Hetastarch used in the

Product. If Horus and its Affiliates are not able to file Regulatory Applications for human use in at least twenty (20) of the countries listed on Table 1 on Exhibit C due to their inability to obtain or cross reference the required drug master file, Horus may fulfill its obligations under this paragraph by filing Regulatory Applications for human use in the largest number of those countries as possible even though such number may be fewer than twenty
(20). Horus' obligations under this paragraph shall not apply to any Improved Product.

         (d) Horus agrees that all Regulatory Applications prepared and filed by Horus and its Affiliates with respect to the Product, and all actions taken by Horus and its Affiliates in connection with obtaining Regulatory Approval, shall conform in all respects with applicable laws, statutes, rules and regulations. Horus and its Affiliates will keep Licensor reasonably informed on the status of the submitted Regulatory Applications and Regulatory Approvals. Horus and its Affiliates shall maintain complete copies of all records, data and reports pertaining to each study for such period of time as may be required by the laws of each applicable country in the Territory.

         (e) Horus and its Affiliates will design, implement, manage and conduct human clinical trials of the Product (and any Improved Product that Horus or its Affiliates plans to market) in the Territory and take all other steps necessary to obtain and maintain Regulatory Approval.

         (f) Licensor shall provide Horus or the applicable regulatory authorities with available data submitted by Licensor to the United States Food and Drug Administration and to regulatory authorities in European Union member states for Regulatory Approval of the Product, which data may be used by Horus and its Affiliates in connection with its efforts to obtain and maintain Regulatory Approval for the Product in the Territory.

         (g) To  facilitate  Licensor's  efforts to prepare and file  Regulatory
Applications and to obtain Regulatory Approval of Improved Products or New Products inside or outside the Territory, Licensor shall have the right to use and to cross-reference Horus's and its Affiliates' Regulatory Approvals for the Product and all other data, documentation and information referred to above or otherwise filed by Horus or its Affiliates in any country where Regulatory Approval was obtained or a Regulatory Application was filed. Upon request, Horus and its Affiliates will consent promptly in writing to each such use and cross-referencing. If cross-referencing is not sufficient to obtain Regulatory Approval in any country outside the Territory, Horus and its Affiliates will provide Licensor with their data, documentation and information referred to above.

         (h) If this Agreement or Horus' Exclusive License is terminated in one or more countries in the Territory, or in the entire Territory, in accordance with Article 13 prior to patent expiration in each such country, Horus and its Affiliates will, at Licensor's request, cooperate to amend the Regulatory Approval and any other marketing authorization in such a country in such a manner to make Licensor the marketing authorization holder under the Regulatory Approval.

         (i) The parties will use their reasonable best efforts to cooperate in fulfilling their obligations of pharmacovigilance for the Product. Detailed arrangements to this end will be made by the parties prior to the earlier of the first sale or the first clinical use of the Product under this Agreement.

         (j) If Horus and its Affiliates determine to market the Product for veterinary use in one or more countries in the Territory, Horus and its Affiliates will, at their own expense, prepare and file any and all applications and will take all other actions (including but not limited to conducting veterinary tests and studies) as may be required by applicable government regulatory authorities to obtain any approvals required for such purpose under applicable law.

9.       Patent and Trademark Marking
         ----------------------------

         (a) Horus may use the trademark Hextend(R) and any other trademark approved by Licensor other than the trademarks PentaLyte(R), HetaCool,TM HexaLyte,TM or HetaFreezeTM. If Horus or Licensor reasonably believe that a Licensed Trademark would infringe upon or would be confusingly similar to a trademark or service mark owned by a Third Person in any country within the Territory, Horus may use a different trademark approved by Licensor in connection with the marketing, distribution and sale of such Product within such country. If pursuant to this paragraph, Horus uses a trademark approved by Licensor other than a Licensed Trademark in connection with the marketing, sale and distribution of the Product, Horus will grant to Licensor an irrevocable royalty-free, fully paid-up license to use such other trademark in connection with the marketing, distribution and sale of such Product (including any Improved Product) outside the Territory, and Horus will, upon Licensor's request, execute and deliver to Licensor written documentation evidencing such license.

         (b) Horus shall label or mark each Product container, package, and label with the Licensed Trademark or other trademark approved by Licensor. All uses of a Licensed Trademark shall include such symbols or indications of trademark registration or non-registration as may be applicable under the law of each country in the Territory.

         (c) To permit Licensor to register Licensed Trademarks, Horus will give Licensor not less than six months written notice before commencing sales, advertising, marketing or distribution of the Product in any country in the Territory.

         (d) Licensor will make such filings and take such other actions as are necessary, at Licensor's own expense, to: (i) obtain the issuance of the patents shown on Exhibit B; (ii) after such patents are issued, to maintain such patents in effect in those countries in the Territory shown on Exhibit B; and (iii) obtain extensions of such patents to the extent such extensions are available. Such actions shall include contesting oppositions to the issuance of a patent filed in such countries or in the European Patent Office. If Horus or any of its Affiliates holds the Regulatory Approval or registration of a Product in a country in the Territory, such holder will cooperate, at its expense, with Licensor in obtaining and maintaining the patents and extensions of the patents in that country.

10.      Right of First Refusal - New Products
         -------------------------------------

         (a) Licensor grants Horus a right of first refusal to obtain an Exclusive License in the Territory to manufacture, have manufactured, sell, have sold, offer to sell, and import New Products. Within thirty (30) days after written notice from Licensor that the first Regulatory Application for a New Product has been filed in a European Union member nation, Horus may exercise its right of first refusal with respect to that New Product by giving Licensor written notice. Licensor and Horus will then proceed, in good faith, to negotiate an amendment or supplement to this Agreement that will provide Horus with an Exclusive License to the New Product on substantially the same terms and conditions as this Agreement with respect to the Product, except that the amendment or supplement will provide for new license fees for the New Product and new expiration dates of the Exclusive License of the New Product.

                  (i) In the case of PentaLyte, the license fee shall be (Confidential information has been omitted and filed separately with the Securities and Exchange Commission)

                 (ii) Royalties on Net Sales of PentaLyte will be(Confidential information has been omitted and filed separately with the Securities and Exchange Commission)

                  (iii) In the case of all New Products other than PentaLyte, the license fee and royalties shall be determined by negotiation between Horus and Licensor.

         (b) If Horus does not exercise its right of first refusal in writing within the thirty (30) day period provided in paragraph (a) of this Article, or if an amendment or supplement to this Agreement granting Horus an Exclusive License for the New Product is not executed within ninety (90) days after Horus's exercise of its right of first refusal, Horus's right to obtain such Exclusive License shall expire, Horus shall have no further rights with respect to such New Product, and Licensor shall be free to manufacture, import, offer for sale, and sell the New Product, or license the New Product to Third Persons, or to take any and all other actions with respect to the New Product, in the Territory. Licensor will not grant a Third Person a license to make, sell, offer to sell, and import the New Product in the Territory on terms that provide license fee, royalty payment, or other material financial terms that are more favorable to such Third Person than the license fee, royalty payment, or other material financial terms offered to Horus without first offering Horus the opportunity, for a period of thirty (30) days, to execute a license agreement on such more favorable terms. If Horus fails to execute the license agreement within such thirty (30) day period, Licensor may proceed to enter into a license agreement on such terms with a Third Person and Horus will have no further rights to obtain a license to manufacture, import, offer for sale, or sell the New Product.

         (c) Horus's rights under this Article 10 will expire automatically at such time, if any, as Horus ceases to have at least one of the following: (i) an Exclusive License in the Territory to make, have made and sell the Product, an Improved Product or a New Product; or (ii) a pending, unexpired right to acquire an Exclusive License to a New Product upon execution of an amendment or supplement to this Agreement under paragraph (a) of this Article.

11.      Infringement and Indemnification
         --------------------------------

         (a) Infringement by Third Person. In the event Licensor or Horus have reason to believe that a Third Person may be infringing or misappropriating any of the Licensed Patents or Licensed Proprietary Technology, or infringing, misappropriating or diluting any Licensed Trademark, such party shall promptly notify the other party. Licensor may, in its discretion, elect to enforce the Licensed Patents, Licensed Proprietary Technology or Licensed Trademarks, through legal action or otherwise. Horus shall, upon Licensor's request, join in any such enforcement action if under the laws of the country in which such action is being brought Horus is an indispensable party to such action and must so join in such action in order for the action to be prosecuted. Horus and Licensor shall pay all of their own costs of participating in any such enforcement action or proceeding (including, without limitation, all of their own attorney's fees, litigation costs and costs of investigation). At all times in any such enforcement action, Licensor and its counsel shall retain control of the litigation. In the event Licensor elects not to enforce the Licensed Patents within three (3) months after notice of the possible infringement is given between Licensor and Horus, Horus may thereafter institute a lawsuit at its expense to prevent continuation of such potential infringement, with the prior written consent of Licensor, which consent shall not be unreasonably withheld. Licensor will provide reasonable cooperation with respect to any lawsuit which Horus may bring pursuant to this Article 11.

              (i) (Confidential information has been omitted and filed separately with the Securities and Exchange Commission)


              (ii) (Confidential information has been omitted and filed separately with the Securities and Exchange Commission)





         (b)  Alleged Infringement of Third Person Patents.

                  (i) If a claim or lawsuit is brought against Horus alleging infringement of any patent or infringement or dilution of any trademark owned by a Third Person arising from Horus's manufacture, use, sale, or importation of the Product or any Improved Product, Horus shall promptly give written notice to Licensor of such claim or lawsuit and provide to Licensor all information in Horus's possession regarding such claim or lawsuit. Within a reasonable time after receiving notice of such claim or lawsuit, but in any event within sixty (60 ) days after receiving such notice, Licensor shall advise Horus of Licensor's decision as to what action it plans to take to dispose of such claim or defend such lawsuit.

                  (ii) Licensor shall defend, indemnify and hold Horus harmless against any judgment, damage, liability, loss, cost or other expense (including reasonable legal fees) resulting from any claim or lawsuit which relates to or arises out of the alleged infringement by Horus of any patent owned by a Third Person to the extent that the alleged infringement relates to actions covered by the Exclusive License granted to Horus; provided that, Horus shall promptly give notice to Licensor of any such claim or lawsuit, shall provide to Licensor all information in Horus's possession regarding such claim or lawsuit, and shall provide Licensor such reasonable assistance as Licensor may, from time to time, reasonably request; and provided, further, that Licensor shall have no obligation to indemnify or defend Horus against any claim or lawsuit pertaining to Horus's use of any technology, method, process, device, or equipment in connection with manufacturing or packaging that was developed by Horus or obtained by Horus from a Third Person. Furthermore, if Licensor notifies Horus to discontinue manufacturing and/or selling any product because of a potential infringement, then any liability for such infringement following such notice shall be solely for Horus's account and shall not be indemnified by Licensor. Licensor, at its option and expense, may dispose of such claim or may conduct the defense of such lawsuit. Licensor's liability to Horus for indemnification with respect to any and all infringement claims or lawsuits shall not exceed the aggregate amount of all royalties previously paid to Licensor by Horus on sales of the Product that gave rise to such claims and lawsuits in the country or countries in which such claims and lawsuits arose.

                  (iii) If Licensor disposes of a claim or conducts the defense of a lawsuit for which it is obligated to indemnify Horus pursuant to
         Article 11(b)(ii), there shall be no abatement of the applicable royalties payable for such Product or Improved Product in the country where such claim or lawsuit is brought during the pendency of such disposition or lawsuit or any appeal taken from it. If Licensor elects not to dispose of such claim or defend such lawsuit, Horus may defend the claim or lawsuit, and the royalties payable to Licensor with respect to Net Sales in the country in which such claim or lawsuit is pending shall be reduced by 50% of the royalty otherwise payable;
         provided that (A) the reduction in the royalty shall apply only if Licensor had legal standing to dispose of the claim or defend the lawsuit in that country, and (B) upon final resolution of the claim or lawsuit, Horus shall resume paying Licensor the full royalty due in such country. For purposes of Horus's conduct of the disposition or defense, Licensor shall furnish to Horus such reasonable assistance as Horus may need and from time to time reasonably request.

                  (iv) If Horus becomes obligated to pay royalties to any Third Person, in order to manufacture, have manufactured, sell, have sold, use, have used, or import the Product in the Territory, said royalties shall be creditable against the royalties otherwise payable to Licensor hereunder; provided, however, that such credit shall not exceed 50% of the royalties otherwise payable to Licensor hereunder; and provided, further that no such credit shall be allowed with respect to any royalty paid for the use of any technology, method, process, device, or equipment in connection with manufacturing, packaging or any container or delivery system, or the use of any trademark, that was developed by Horus, any of its Affiliates, or any of its sublicensees, or obtained from a Third Person.

         (c) Cross Indemnification. Each party shall defend, indemnify and hold the other party and their respective Affiliates, and their respective directors, officers, employees and agents, harmless from and against any and all claims, liabilities, damages, losses, costs and expenses (including the reasonable fees of attorneys and other professionals whose assistance is reasonably required) arising out of or resulting from: (i) the negligence, recklessness or intentional acts or omissions of the indemnifying party, the indemnifying party's Affiliates, and sublicensees, and their respective directors, officers, employees and agents; and (ii) any breach of a representation, warranty, covenant or agreement of the indemnifying party hereunder. Notwithstanding the foregoing, Licensor's liability to Horus for indemnification with respect to any and all infringement claims or lawsuits shall not exceed 50% of the aggregate amount of all royalties previously paid to Licensor by Horus.

         (d) By Horus. Except to the extent that Licensor is obligated to indemnify Horus under paragraph (c) of this Article 11 or against patent and trademark infringement claims brought by Third Persons, Horus shall defend, indemnify and hold Licensor and its Affiliates, and their respective directors, officers, employees and agents, harmless from and against any and all claims, liabilities, damages, losses, costs and expenses (including the reasonable fees of attorneys and other professionals whose assistance is reasonably required) arising out of or resulting from claims of Third Persons, including but not limited to claims for personal injury, property damage, or costs associated with any recall, arising out of Horus's (and its Affiliate's and sublicensee's) exploitation of the licenses and rights granted to it hereunder or otherwise arising out of the development, manufacture, use or sale of the Product or any Improved Product by Horus or by any Affiliate or sublicensee of Horus, or by any other Third Person that manufactures or sells the Product or any Improved Product under contract with Horus or with any of Horus' Affiliates.

         (e) Conditions to Indemnification. The indemnified party shall (i) advise the indemnifying party, in writing, of any claim or lawsuit within ten
(10) business days after the indemnified party has received written notice of said claim or lawsuit or within such a time frame as not to materially prejudice the rights of the indemnifying party, and (ii) assist the indemnifying party and its representatives in the investigation and defense of any claim and/or lawsuit for which indemnification is provided. The agreement of the parties to indemnify each other shall not be valid as to any settlement of a claim or lawsuit or offer of settlement or compromise without the prior written approval of the indemnifying party, which approval will not be unreasonably withheld. The failure of any indemnified party to notify the indemnifying party within the time provided in this paragraph shall not relieve the indemnifying party of its obligation of indemnification except and to the extent that such delay results in the loss or impairment of a defense or other substantive or procedural legal right so as to materially prejudice, limit or impair the ability of the indemnifying party to defend such claim or lawsuit.

         (f) Limit on Consequential Damages. Notwithstanding any other provision of this Agreement, neither party shall be liable to the other for any consequential, incidental, special or indirect damages whatsoever, unless they are allowed Third Person damages against which one party is to indemnify the other.

         (g) Survival. The provisions of this Article 11 shall survive termination of this Agreement for a period of five years; provided, that if any claim or lawsuit as to which Horus or Licensor may be entitled to indemnification under this Article 11 is pending five years after the termination of this Agreement, the rights and obligations of Horus and Licensor with respect to indemnification for such claim or lawsuit shall survive until the claim or lawsuit is resolved (by way of settlement, compromise, dismissal, or final judgement as to which the time for appeal has expired) and the related claims or obligations for indemnification have been paid in full.

12.      Confidentiality
         ---------------

         (a) Confidentiality. Neither party shall use or disclose any Confidential Information received by it pursuant to this Agreement without the prior written consent of the other. This obligation will continue for a period of five (5) years after expiration or prior termination of this Agreement. If a party received Confidential Information from the other party, the receiving party shall maintain and protect the secrecy of such Confidential Information in a manner consistent with the manner in which the receiving party protects its own Confidential Information.

         (b) Disclosure. Nothing contained in this Article shall be construed to restrict the parties from disclosing Confidential Information as required:

                  (i)      For regulatory, tax or customs reasons;

                  (ii)     For audit purposes;

                  (iii)    By court order or other government order or request;
                           or

                  (iv)     To perform acts permitted by this Agreement;

provided that, in each case, reasonable efforts have been made to assure the confidentiality of the Confidential Information so disclosed, or the other party is notified in sufficient time to take legally available action to maintain the confidentiality of the Confidential Information.

13.      Term and Termination
         --------------------

         (a) Term. This Agreement shall commence on the date first above written and shall continue until terminated as provided in this Article 13.

         (b) Termination of Agreement by Licensor. Licensor may elect to terminate this Agreement by written notice to Horus if the Effective Date does not occur within sixty (60) days after the date first above written.

         (c) Termination in Certain Countries by Licensor. Licensor shall have the right to terminate Horus' license to use Licensed Patents, Licensed Trademarks, and Licensed Proprietary Technology to manufacture, market, and sell the Product in a country as follows:

                  (i) If Horus fails to perform its obligations under paragraph (c) of Article 8, Licensor may terminate Horus' license in any country shown on Table 1 on Exhibit C in which a Regulatory Application for human use has not been timely filed and prosecuted by Horus or its Affiliates;

                  (ii) If Horus fails to perform its obligations under paragraph (b) of Article 6 with respect to at least 20 countries shown on Table 1 on Exhibit C, Licensor may terminate Horus' license in any country shown on Table 1 in which sales of the Product for human use have not commenced;

                  (iii) If Horus discontinues marketing and sales of the Product for human use in a country for a period of three months due to reasons other than Force Majeure; provided, that in the case of damage or destruction of manufacturing facilities Licensor may terminate Horus's license in such country if the manufacturing facility is not repaired and sales do not resume within twenty four months, and in the case of a loss or suspension of Regulatory Approval, such approval is not restored and sales do not resume within eighteen months.

         (d) Termination by Horus. Horus may terminate this Agreement (including its Exclusive Licenses) on a Product by Product and country by country basis,
(i) on or after the date on which all Licensed Patents covering the Product in such country have expired, provided that Horus has given Licensor twelve months prior written notice of Horus' election to so terminate this Agreement, or (ii) upon written notice if all License Patents covering the Product in such country are determined to be invalid by a final judgment or a final decision of a court or an administrative body having jurisdiction over the subject matter that is not subject to appeal; provided that if Horus gives a notice under clause (i) or clause (ii), Licensor may immediately, upon receipt of the notice, make arrangements with a replacement distributor for country or countries in the Territory as to which the notice of termination pertains.

         (e) Termination by Either Party. A party may terminate this Agreement (including all Exclusive Licenses) by giving to the other party written notice as follows:

                  (i) Upon the bankruptcy or the insolvency of the other party; or

                  (ii) Upon the breach of any material provision of this Agreement by the other party if the breach is not cured within sixty (60) days after written notice thereof to the party in default; provided that Licensor's right to terminate this Agreement for Horus' failure to perform its obligations under paragraph (c) of Article 8 or under paragraph (b) of
                           Article 6 shall be governed by subparagraphs (a)(i) and (a)(ii) of this Article 13.

         (f)  Consequences of Termination.

                  (i) Survival of Liability. Termination, expiration, cancellation or abandonment of this Agreement through any means and for any reason shall not relieve the parties of any obligation (including payment of royalties) accruing prior thereto, and shall be without prejudice to the rights and remedies of either party with respect to any antecedent breach of any of the provisions of this Agreement.

                  (ii) Return of Confidential Information. Upon termination of this Agreement for any reason, each party shall, upon request by the other party, return to the requesting party all copies of the requesting party's Confidential Information and shall make no further use thereof.

                  (iii) Termination of Use of Licensed Patents, Licensed Proprietary Technology, and Trademarks. Upon termination of this Agreement or the Exclusive Licenses, Licensee shall cease to use the Licensed Patents, Licensed Proprietary Technology, Confidential Information, and Licensed Trademarks in any country as to which such termination applies, or as to any and all countries if this entire Agreement and all Exclusive Licenses are terminated.

14.      Representations and Warranties of Licensor
         ------------------------------------------

         Licensor represents and warrants that:

         (a) Licensor has the full right and power to perform the obligations and grant the Exclusive License set forth in this Agreement, and there are no outstanding agreements, assignments or encumbrances in existence inconsistent with the provisions of this Agreement;

         (b) The execution and delivery of this Agreement does not, and manufacture and sale of the Product by Horus will not (i) violate the terms of any order, writ or decree of any court or judicial or regulatory authority or body to which Licensor is subject, or (ii) conflict with or result in a breach of any condition or provision or constitute a default under or pursuant to the terms of any contract, license, or agreement to which Licensor is a party, or which is or purports to be binding upon Licensor, or upon any of the properties or assets of Licensor.

         (c) To the best of Licensor's knowledge, there are no actions, threatened or pending, before any court relating to the Licensed Patents and/or Licensed Proprietary Technology.

         (d) Licensor has not authorized others to practice the Licensed Patents and/or Licensed Proprietary Technology in the Territory.

         (e) To the best of Licensor's knowledge, no Third Person has acquired, owns or possesses any right, title or interest in or to the Licensed Patents and/or Licensed Proprietary Technology in the Territory.

15.      Representations and Warranties of Horus
         ---------------------------------------

         Horus represents and warrants that:

         (a) This Agreement has been duly authorized, executed and delivered by Horus and is the valid and binding agreement of Horus, enforceable in accordance with its terms.

         (b) The execution and delivery of this Agreement does not, and manufacture and sale of the Product by Horus will not (i) violate the terms of any order, writ or decree of any court or judicial or regulatory authority or body, or (ii) conflict with or result in a breach of any condition or provision or constitute a default under or pursuant to the terms of any contract, license, or agreement to which Horus or any of its Affiliates is a party, or which is or purports to be binding upon Horus or any of its Affiliates, or upon any of the properties or assets of Horus or any of its Affiliates.

         (c) Horus, its Affiliates and sublicensees, and their respective employees, agents and contractors, will manufacture the Product under good manufacturing practices, in compliance with all applicable laws, statutes, rules and regulations.

         (d) Horus, its Affiliates and sublicensees will distribute, market, sell, transport and dispose of the Product in compliance with all applicable laws, statutes, rules and regulations.

16.      Publicity
         ---------

  Neither party shall issue any press release or similar public announcement concerning this Agreement without the prior written approval of the other party, which approval shall not unreasonably be withheld. Each party will submit to the other party for approval a copy of each such proposed press release or other public announcement not less than 15 days prior to release or publication. The receiving party shall be deemed to have given its consent to such press release or publication if it fails to object to the same within 14 days after receipt. The restrictions contained in this paragraph shall not apply to (a) any information that a party determines in good faith to be required to be disclosed in any registration statement, report or other filing under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other securities law of any other state, country, or other jurisdiction, or any applicable rule or regulation thereunder, or any rule or regulation of any securities exchange on which securities of any class of the party are listed or traded, (b) any information disclosed in any lawsuit or similar proceeding, (c) any information that a party determines in good faith to be required to be disclosed in any Regulatory Application, or (d) any information required to be disclosed pursuant to any order, writ, or injunction issued by any court or government agency or authority having jurisdiction over the disclosing party.

17.      Notices
         -------

         All notices given under this Agreement shall be in writing and shall be delivered personally, by facsimile confirmed by postage prepaid first-class mail, by over-night or next business day air courier, or by postage prepaid certified mail to the following addresses of the respective parties:

         Horus B.V.
         Boseind 15
         5281 RM Boxtel
         The Netherlands
         Attention: President

         BioTime, Inc.
         935 Pardee Street
         Berkeley, CA  94710
         Attention: President

         With copy to: Chief Financial Officer

         Notices shall be effective upon receipt if personally delivered or delivered by facsimile or air courier, or on the third business day following the date of mailing. A party may change its address listed above by notice to the other party.

18.      Dispute Resolution
         ------------------

         The parties recognize that bona fide disputes may arise which relate to the parties' rights and obligations under this Agreement. The parties agree that any such dispute shall be resolved in accordance with the procedures set forth in Exhibit E. The provisions of this Article shall survive termination of this Agreement with respect to any act or omission of Licensor, Horus, or any Affiliate or sublicensee of Horus that occurred or is alleged to have occurred during the term of this Agreement and that, but for the termination of this Agreement, would have been subject to arbitration under this Article.

19.      Applicable Law
         --------------

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, regardless of the choice of law principles of New York or any other jurisdiction.

20.      Assignment
         ----------

         Neither party shall assign this Agreement or any part thereof without the prior written consent of the other party; provided, however, that without the consent of the other party (a) either party may assign this Agreement to an Affiliate, (b) Licensor may assign its rights to receive license fees or royalty payments, and (c) either party may assign or sell its rights and obligations under this Agreement in connection with the transfer or sale of substantially its entire business to which this Agreement pertains or through a merger or consolidation with another company. Any permitted assignee (other than an assignee of a right to receive payments due Licensor) shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of any obligation which such party has hereunder.

21.      Entire Agreement
         ----------------

         This Agreement, the Exhibits, any and all confidentiality agreements to which Licensor and Horus are both parties, and the agreement contemplated by
Article 25 constitute the entire agreement between the parties concerning the subject matter hereof and supersede all written or oral prior agreements or understandings with respect thereto; provided, however, that the Confidential Disclosure Agreement previously executed by Horus shall remain in effect.

22.      Severability
         ------------

         This Agreement is subject to the restrictions, limitations, terms and conditions of all applicable laws, governmental regulations, approvals and clearances. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalid, illegal or unenforceable provision shall be modified so as to conform to the applicable requirements, and this Agreement shall be modified by the parties so as to accomplish as nearly as possible the original intention of the parties consistent with applicable laws and regulations.

23.      Cumulative Rights and Remedies
         ------------------------------

         The rights, powers, and remedies given to each party under this Agreement shall be cumulative and in addition to all rights, powers, and remedies given to such party by virtue of any statute, rule or law. The exercise or existence of any right or remedy under this Agreement shall not preclude the exercise of any other right or remedy or constitute an election of remedies, and any forbearance or failure or delay in exercising any right, power, or remedy shall not preclude the further exercise thereof or any other.

24.      Waiver - Modification of Agreement
         ----------------------------------

         No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by authorized representatives of the party to be charged. Failure or delay by either party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

25.      Performance by Horus' Affiliates
         --------------------------------

         Horus has been organized for the purpose of holding certain patents, trademarks, and other intellectual property for use by its Affiliates, and it is understood by the parties that the obligations of Horus under this Agreement will be performed primarily by one or more of Horus' Affiliates. Accordingly, concurrently with the execution of this Agreement, Horus will provide Licensor with a written agreement by its ultimate parent Akzo Nobel, N.V. to guaranty the performance and payment obligations of Horus under this Agreement, and to provide sufficient funds for such purpose.

         The parties intending to be bound by the terms and conditions hereof have caused this Agreement to be signed by their duly authorized representatives on the date first above written.

BIOTIME, INC.


   By: /s/Ronald S. Barkin
      ------------------------------

Title: President & COO
      ------------------------------


HORUS, B.V.


   By: /s/J. Dopper
      ------------------------------

Title: Director
      ------------------------------

   By: /s/R. Salsmans
      ------------------------------

Title: Director
      ------------------------------

                                    Exhibit A
                                    ---------
                              Product Formulations
                              --------------------


Hextend(R)
----------
Hydroxyethyl Starch (High
Molecular Weight Hetastarch)                6%
Sodium Chloride                             115 millimoles/liter
Magnesium Chloride Hexahydrate              0.45 millimoles/liter
Calcium Chloride Dihydrate                  2.5 millimoles/liter
Potassium Chloride                          3 millimoles/liter
Glucose                                     5 millimoles/liter
Sodium Lactate                              28 millimoles/liter

                                    Exhibit B
                                    ---------
                                  Patent Rights
                                  -------------


I.   PLASMA-LIKE SOLUTION

(Confidential information has been omitted and filed separately with the Securities and Exchange Commission)



II. PHYSIOLOGICALLY ACCEPTABLE AQUEOUS SOLUTIONS AND ITS USE IN MANUFACTURE OF A MEDICAL PREPARATION

(Confidential information has been omitted and filed separately with the Securities and Exchange Commission)

III. METHODS AND COMPOSITIONS FOR USE IN PERFUSION APPLICATIONS

(Confidential information has been omitted and filed separately with the Securities and Exchange Commission)

                                    Exhibit C
                                    ---------
    Table of Countries for Determining Certain Horus Performance Obligations
    ------------------------------------------------------------------------

Table 1:

(Confidential information has been omitted and filed separately with the Securities and Exchange Commission)

                                    Exhibit D
                                    ---------
                           Royalties and License Fees
                           --------------------------

Royalties:

Licensed Patents--Valid Claim in Country of Sale

     Horus will pay Licensor royalties equal to at least 12% but not more than 15% of Net Sales in countries in which the Product is covered by at least one Valid Claim, determined as follows:

1. The royalty percentage rate for any country in the Territory during any royalty period (calendar quarter) is equal to 15% minus one-half of one percent for every one percent by which the ratio of the Cost of Goods Sold in that country to the total Net Sales price in that country exceeds (Confidential information has been omitted and filed separately with the Securities and Exchange Commission); provided that the royalty percentage will not be less than 12%. In determining such ratio, fractions of one percent will be disregarded. By way of example only, (Confidential information has been omitted and filed separately with the Securities and Exchange Commission).

2. Royalties are equal to the royalty percentage rate determined in 1. above, multiplied by Net Sales.

Licensed Patents--Valid Claim in Country of Origin (Manufacture) Only

     So long as the Product is manufactured in a country in which it is covered by a Valid Claim, Horus shall pay Licensor a royalty on Net Sales in any country in the Territory in which the Product is not covered by a Valid Claim. The royalty in such case shall be 50% of the royalty that would have been paid if the product was covered by a Valid Claim in the country where the Product was sold.

Licensed Proprietary Technology Only

     If Horus or any of its Affiliates or sublicensees sells the Product in any country in the Territory in which it is not covered by a Valid Claim, and if the Product is manufactured in a country in which it is not covered by a Valid Claim, Horus shall pay Licensor a royalty for the use of Licensed Proprietary Technology rather than Licensed Patents. Such royalty shall be determined in the same manner as royalties on Net Sales in a country in which a Valid Claim is in effect, except that the royalty shall be not more than 3.5% and not less than 2% of Net Sales. Such royalty shall be payable only with respect to Net Sales made prior to the fifth anniversary date of this Agreement.

Royalties for Trade Marks

     If Horus or any of its Affiliates or sublicensees sells the Product in any country in the Territory in which the Product is not covered by a Valid Claim, and if the Product sold in such country is manufactured in a country in which the Product is not covered by a Valid Claim, Horus will pay Licensor a royalty in the amount of 2% of Net Sales in such country if Horus or its Affiliates or sublicensees use any Licensed Trademark in connection with the manufacture, distribution or sale of the Product. Such royalty fee for a Licensed Trademark shall be in addition to any royalty payable for the use of Proprietary Technology.

     If Licensor terminates Horus's license to use Licensed Patents, Licensed Trademarks and Licensed Proprietary Technology in a country before such Licensed Patents have expired or have been determined by final judgment or administrative determination to be invalid in such country, and if Licensor thereafter grants a Third Person a license to use the Licensed Patents and Licensed Trademarks to sell the Product in such country, Licensor shall pay Horus a royalty in the amount of 2% of Net Sales of the Product in such country by such Third Person under any Licensed Trademarks. Licensor's obligation to pay such royalty shall remain in effect from the date that Horus' license was terminated until the expiration of the same number of years as Horus or its Affiliates and sublicensees sold the Product in that country under Licensed Trademarks, but shall expire earlier if the Third Person ceases to sell the Product under Licensed Trademarks in that country.

Additional License Fees

     Horus will pay additional license fees as follows:

3. $2,500,000 on the first anniversary date of the first sale of the Product in a European Union member nation. Within thirty (30) days after the first sale of the Product in a European Union member nation, Horus will give Licensor notice of the date of such sale.

4. $3,000,000 after both of the following milestones have been achieved: (a) Regulatory Approval has been obtained in Sweden or at least one other European Union member nation; and (b) a patent is issued by the European Patent Office under application serial number (Confidential information has been omitted and filed separately with the Securities and Exchange
     Commission). Such fee shall be paid on the later of (i) the first anniversary of the date first above written, or (ii) nine months and ten days after the issuance of such patent by the European Patent Office; provided that if an opposition to such patent has been properly filed with the European Patent Office and has not been withdrawn during the nine month opposition period, Horus shall have the right to extend the date on which the $3,000,000 license fee payment is due until a date that is ninety (90) days after the date on which the European Patent Office opposition period expired (the "Extension Period"). Such extension shall be done by written notice to Licensor. During the Extension Period, Horus shall evaluate the opposition so filed, and based upon its analysis shall do one of the following no later than the last day of the Extension Period: (i) pay the $3,000,000 license fee to Licensor; or (ii) deliver to Licensor a written notice of Horus' request to terminate this Agreement. Any such request to terminate this Agreement may be granted by Licensor at any time, and in any event, will be deemed granted by Licensor ninety (90) days after such notice is given unless prior to that day Horus and Licensor agree to an extension of time or other provisions for payment of the license fee.

                                    Exhibit E
                                    ---------
                               Dispute Resolution
                               ------------------

       The parties shall attempt in good faith to resolve by negotiation any dispute arising out of or relating to this Agreement. If the dispute has not been resolved by negotiation within 45 days after the disputing party's written notice, the parties shall endeavor to settle the dispute by mediation under the supervision of and in accordance with the CPR Model Mediation Procedures. Unless otherwise agreed, both parties or each individual party may request the CPR to appoint an independent mediator. The seat of the mediation shall be New York City.

       If the dispute has not been resolved by non-binding means as provided in this Exhibit E within ninety (90) days after the initiation of such procedure, the dispute shall be finally and fully settled by arbitration in New York City, or any other mutually agreed upon venue under the UNCITRAL Arbitration Rules by three independent arbitrators appointed in accordance with said rules. The appointing authority shall be the CPR Institute for Dispute Resolution. The arbitration shall be in lieu of any other remedy and the award shall be final, binding and enforceable by any court having jurisdiction for that purpose.

                                    Exhibit F
                                    ---------
                            New Product Formulations
                            ------------------------


HetaCool(TM)
------------
Hydroxyethyl Starch (High Molecular
Weight Hetastarch)                          6%
Sodium Chloride                             115 millimoles/liter
Magnesium Chloride Hexahydrate              0.45 millimoles/liter
Calcium Chloride Dihydrate                  2.5 millimoles/liter
Potassium Chloride                          3 millimoles/liter
Glucose                                     5 millimoles/liter
Sodium Lactate                              28 millimoles/liter
Sodium Bicarbonate                          5 millimoles/liter


PentaLyte(R)
------------

(Confidential information has been omitted and filed separately with the Securities and Exchange Commission)